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                                                                    Exhibit 11.1


                            CENTURY ALUMINUM COMPANY
       Statement Re:  Calculation of Earnings (Loss) Per Common Share and
                            Common Share Equivalent
                     (in Thousands, Except Per Share Data)
                                  (Unaudited)

                                                                  Three months ended         Nine months ended
                                                                     September 30,               June 30,
                                                                 ---------------------     ---------------------
                                                                   1996         1995         1996         1995
                                                                 --------     --------     --------     ---------
Primary:
    Net income (loss) . . . . . . . . . . . . . . . . . . . .    ($1,490)     $10,339      $14,080       $52,844

    Weighted average common shares and common
    share equivalents outstanding . . . . . . . . . . . . . .     20,104       23,120       21,102        23,120
                                                                 --------    ---------     --------      --------
    Earnings (loss)  per common share and common
    share equivalent. . . . . . . . . . . . . . . . . . . . .     ($0.07)       $0.45        $0.67         $2.29
                                                                 ========    =========     ========      ========


Fully Diluted:
    Net income (loss) . . . . . . . . . . . . . . . . . . . .    ($1,490)     $10,339      $14,080       $52,844

    Weighted average common shares and common
    share equivalents outstanding . . . . . . . . . . . . . .     20,112       23,120       21,112        23,120
                                                                 --------    ---------     --------      --------
    Earnings (loss)  per common share and common
    share equivalent. . . . . . . . . . . . . . . . . . . . .     ($0.07)       $0.45        $0.67         $2.29
                                                                 ========    =========     ========      ========




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